Exhibit 10.4

STRAIGHT PATH COMMUNICATIONS INC.
2013 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of [INSERT DATE], by and between Straight Path Communications Inc., a Delaware corporation (the “Company”), and [NAME OF GRANTEE] (the “Grantee”).

WHEREAS, the Company desires to grant to the Grantee options to acquire an aggregate of [INSERT NUMBER OF SHARES] shares of Class B Common Stock of the Company, par value $.01 per share (the “Stock”), on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.   Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Straight Path Communications Inc. 2013 Stock Option and Incentive Plan (the “Plan”).

2.            Grant of Options.  The Grantee is hereby granted an Incentive Stock Option (the “Options”) to purchase an aggregate of [INSERT NUMBER OF SHARES] Shares of Stock, pursuant to the terms of this Agreement.  Though the Option is granted as an Incentive Stock Option, the Company does not represent or warrant that the Option qualifies as such. If the Option (or any part thereof) does not qualify for Incentive Stock Option treatment for any reason, then, to the extent of such non-qualification, the Option (or portion thereof) shall be treated as a nonqualified stock option granted under the Plan, provided that the Option (or portion thereof) otherwise satisfies the terms and conditions of the Plan generally relating to Nonqualified Stock Options.

3.            Term.  The term of the Options (the “Option Term”) shall be for shall be for ten (10) years [a five-year period if Grantee is a 10% shareholder within the meaning of Code Section 422(c)(5)] commencing on «OPTIONDATE» and terminating on «TERMINATIONDATE».

4.            Option Price.  The initial exercise price per share of the Options shall be $[INSERT EXERCISE PRICE], said exercise price not being less than the Fair Market Value of the Stock at the time this Option is granted (or not less than 110% of the Fair Market Value of the Stock on the date of grant if the Grantee is a 10% shareholder within the meaning of Code Section 422(c)(5)); provided, however, subject to adjustment as provided herein (the “Option Price”).

5.            Conditions to Exercisability.  The Options shall vest and become exercisable as follows:

[INSERT VESTING SCHEDULE]

if the Grantee continues to be employed by the Company or any of its Subsidiaries on such date or dates.

6.            Method of Exercise.  An Option may be exercised, as to any or all full shares of the Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Stock with respect to which the Option is being exercised.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

7.            Medium and Time of Payment.  The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Stock, including a cashless exercise procedure through a broker dealer.

8.            Termination.  Except as provided in this Section 8 or in Section 9 hereof, an Option may not be exercised unless the Grantee is then in the employ of the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service as such an employee since the date of grant of the Option. In the event that the Continuous Service of a Grantee as such an employee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe).

9.            Death, Disability or Retirement of Grantee.  If the Grantee shall die while employed by the Company or a Subsidiary thereof, or if the Grantee’s Continuous Service as an employee shall terminate by reason of Disability, all Options theretofore granted to the Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one hundred eighty (180) days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of the Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within ninety (90) days after the date of such Retirement (or such different period as the Committee shall prescribe).

10.         Withholding Taxes; Disqualifying Disposition.  No later than the date of exercise of an Option, the Grantee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of the Stock.  If the Grantee disposes of Stock acquired upon exercise of this option within two years from the date of grant or one year after such Stock was acquired pursuant to exercise of the Option, the Grantee shall notify the Company in writing of such disposition within ten (10) days thereof.

11.         Terms Incorporated by Reference Herein.  Each of the terms of the Plan, as in effect as of the date hereof, shall govern the Options granted hereunder. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern. To the extent that there is any inconsistency between this Agreement and the terms of any employment agreement between the Grantee and the Company during the period when such employment agreement is in force, the terms of an effective employment agreement shall govern.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

12.         Transferability of Options.  Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Grantee or to a trust or other estate planning entity created for the benefit of the Grantee or one or more members of his immediate family as provided for under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

13.         Entire Agreement.  This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Grantee represents that, in executing this Agreement, the Grantee does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

14.         Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Grantee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

15.         Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

Straight Path Communications Inc.
5300 Hickory Park Drive, Suite 218,
Glen Allen, VA 23059
Attention: Human Resources, Stock Option and Incentive Plan Administrator

All notices to the Grantee or other person or persons then entitled to exercise the Options shall be addressed to the Grantee or such other person or persons at:

[INSERT NAME OF GRANTEE AND ADDRESS]

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

16.         Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

17.         Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

18.         Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

19.         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Grantee has hereunto set his hand all as of the date first above written.

STRAIGHT PATH COMMUNICATIONS INC.

By:
Name: Davidi Jonas
Title: Chief Executive Officer

By:
Grantee

[INSERT DATE]
[NAME]
[SHARE AMOUNT]